UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2013

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders

On May 2, 2013, Horizon held its Annual Meeting of Shareholders, and the matters voted upon at the Annual Meeting and the results of the voting were as follows:

Proposal 1: Election of Directors

Horizon’s shareholders elected the four persons nominated to serve as directors, as set forth below:

Director	Expiration of Term	Votes For	Authority Withheld	Broker Non-Votes

Susan D. Aaron	2016	5,273,059	99,736	1,201,745
Charley E. Gillispie	2016	5,277,895	94,900	1,201,745
Larry N. Middleton	2016	5,268,735	104,060	1,201,745
Robert E. Swinehart	2016	5,265,258	107,537	1,201,745

Proposal 2: Advisory Vote to Approve Executive Compensation

Horizon’s shareholders approved a non-binding, advisory proposal on executive compensation proposed by Horizon:

	For	Against	Abstain	Broker Non-Votes

Advisory Vote to Approve Executive Compensation	5,192,734	103,209	76,851	1,201,746

Proposal 3: Ratification of the Appointment of BKD, LLP as Auditors for 2013

Horizon’s shareholders ratified the appointment of BKD, LLP as independent auditors for 2013:

	For	Against	Abstain

Ratification of the appointment of BKD, LLP as auditors for 2013	6,481,685	75,040	17,815

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 3, 2013	Horizon Bancorp

	By:	/s/ Craig M. Dwight
Craig M. Dwight
President and Chief Executive Officer